UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     January 19, 2011 (January
                                                      -------------------------
                                                      19, 2011)
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                                LEO MOTORS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                               95-3909667
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(State or other jurisdiction of       (I. R. S. Employer Identification No.)
 incorporation or organization)

     291-1, Hasangok-dong, Hanam City, Gyeonggi-do, Republic of Korea  465-250
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     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code  +82 31 796 8805
                                                    ---------------

                                      n/a
   (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.02.  TERMINATION OF A  MATERIAL  DEFINITIVE  AGREEMENT

On January 18, 2011, to Leo Motors, Inc. (the "Company") officially cancelled its agreement with Sea Motors Group LLC due to Sea Motors being unable to perform on its distribution agreement with Leo. Sea Motors has agreed to return and cancel 2,000,000 shares of the Company's common stock previously issued to them.

ITEM  8.01.  OTHER  MATTERS

On January 18, 2011, Leo Motors CEO Dr. Robert Kang returned and cancelled stock options to purchase 10 million shares, given to him for his role as CEO.

On  January  19,  2011,  the  Company  issued  the  following  press  release:

LEO  MOTORS  CANCELS  SHARES,  OPTIONS

Las Vegas, Nevada, January 18, 2011. Leo Motors, Inc. (Pink OTC Markets: LEOM) announced today that Sea Motors Group LLC has agreed to return and cancel 2,000,000 shares of common stock previously issued to them, due to Sea Motors being unable to perform on its distribution agreement with Leo. Dr. Robert Kang, stated, "I believe Leo will make substantial growth in 2011, as we continue to develop our relationships with various international companies and governments. It is unfortunate that our relationship with Sea Motors was unsuccessful, but I am very optimistic about our prospects looking forward with new partners."

Separately, Dr. Kang has also agreed to cancel stock options to purchase 10 million shares, given to him for his role as CEO. Dr. Kang added, "It is important to me that we continue to build shareholder value. Until Leo reaches its immense potential, I believe it to be in the shareholders' best interests for me to forego these options."

With the cancellation of the shares, Leo now has 48,833,115 shares of common stock outstanding, a reduction of 4% of the outstanding shares. The cancellation of the options reduces Leo's fully diluted share count by 19.7%.

ABOUT  LEO  MOTORS

LEO MOTORS is a US public company based outside of Seoul, Korea, engaged in the development, manufacture and sale of Electric Vehicle (EV) power trains and components. Leo has developed many original EV power trains and has converted many models of existing internal combustion engine (ICE) vehicles into EVs, including scooters, motorcycles, highway speed sedans, buses and trucks. Leo Motors has also developed Zinc Air Fuel Cell Generator (ZAFCG) which will free EV's from range limitation with zero emissions.

Mike  King
Princeton  Research,  Inc.
(702)  650-3000

FORWARD-LOOKING  STATEMENT

This  press  release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's reports and registration statements filed with the Securities and Exchange Commission.

Source:  Leo  motors

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               LEO MOTORS, INC.
                               (Registrant)

Dated: January 19, 2011        By: \s\ Shi Chul Kang
                                   -----------------
                                   Shi Chul Kang
                                   Chief Executive Officer